AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GOLDLAND HOLDINGS CO.

ARTICLE ONE

Goldland Holdings Co., originally incorporated as Montrose Ventures, Inc. in the State of Delaware on May 25, 1989 (the “Company”), pursuant to the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”), adopts this amended and restated Certificate of Incorporation, which accurately copies the Certificate of Incorporation and all amendments in effect to date.  The Certificate of Incorporation, as restated and amended by this amended and restated Certificate of Incorporation, is set forth below.

ARTICLE TWO

Each statement made by this amended and restated Certificate of Incorporation has been effected in conformity with the provisions of the DGCL.  This amended and restated Certificate of Incorporation was adopted by the stockholders of the Company on September 25, 2015.

ARTICLE THREE

The number of shares of the Company outstanding at the time of the adoption was 202,883,835; and the number of shares, including the voting rights of the Company’s Series A preferred stock, entitled to vote on the amendments, was 327,346,338.

ARTICLE FOUR

The number of shares that voted for the amendments was 327,346,338; and the number of shares voted against the amendments was zero.  The number of shares voted in favor of the amendments exceeded the majority of the 202,883,835 issued and outstanding shares of the common stock at the time of adoption.

ARTICLE FIVE

The Certificate of Incorporation and all amendments and supplements to them are superseded by the following amended and restated Certificate of Incorporation, which accurately copy the entire text as well as incorporate the amendments passed by the stockholders on September 25, 2015, as follows:

ARTICLE I

Name

The name of the Company is Goldland Holdings Co.

ARTICLE II

Registered Office and Agent

The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company, or as the Board of Directors of the Company (the “Board of Directors”) may determine from time to time or as the business of the Company may require.

ARTICLE III

Business

The purpose of the Company shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the DGCL.

ARTICLE IV

Capital Stock

1.

Authorized Stock.  The total number of shares of stock which the Company shall have authority to issue is 1,005,000,000, consisting of 1,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

2.

Preferred Stock.  The Preferred Stock may be issued from time to time in one or more series.  The Company’s Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable section of the DGCL (the “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)

The designation of the series, which may be by distinguishing number, letter or title.

(b)

The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

(c)

Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

(d)

The dates at which dividends, if any, shall be payable.

(e)

The redemption rights and price or prices, if any, for shares of the series.

(f)

The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

(g)

The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

(h)

Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

(i)

Restrictions on the issuance of shares of the same series or of any other class or series.

(j)

The voting rights, if any, of the holders of shares of the series.

(k)

Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

3.

Common Stock.  The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof.  Each share of the Common Stock shall be equal to each other share of Common Stock.  The holders of shares of the Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

4.

Voting Rights.  Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.  At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.  It is expressly prohibited for any stockholder to cumulate his votes in any election of directors.

5.

Denial of Preemptive Rights.  No stockholder of the Company shall by reason of his holding shares of any class have any preemptive or preferential right to purchase or subscribe to any shares of any class of the Company now or hereafter to be authorized or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

ARTICLE V

Election of Directors

1.

Number.  The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board of Directors.  The total number of directors constituting the entire Board of Directors shall be fixed and may be altered from time to time by or pursuant to a resolution passed by the Board of Directors, but at no time shall be less than three.

2.

Vacancies.  Except as otherwise provided for herein, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation, or removal.  Subject to the provisions of this Certificate of Incorporation, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3.

Removal of Directors.  Except as otherwise provided in any Preferred Stock Designation, any director may be removed, with or without cause, from office only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of capital stock of the Company entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

ARTICLE VI

Powers of the Board of Directors

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a)

To authorize and cause to be executed mortgages and liens upon the real and personal property of the Company.

(b)

To set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(c)

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Company.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  The Bylaws of the Company may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, or in the Bylaws of the Company, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by this chapter to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the Company.

(d)

When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the Company, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Company.

ARTICLE VII

Receivers and Trustees

Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof, on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

ARTICLE VIII

Bylaws

Bylaws of the Company may be adopted, amended or repealed by the Board of Directors or by the affirmative vote of the holders of a majority of the Company's stock, outstanding and entitled to vote at the meeting at which any Bylaw is adopted, amended or repealed.  Such Bylaws may contain any provision for the regulation and management of the affairs of the Company and the rights or powers of its stockholders, directors, officers or employees not inconsistent with statute or this Certificate of Incorporation.

ARTICLE IX

Amendment of Certificate of Incorporation

The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X

Existence

The Company is to have perpetual existence.

ARTICLE XI

Limitation of Liability

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Company or stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of a director, then the liability of the directors of the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.  Any repeal or modification of this Article by the stockholders of the Company or otherwise shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

ARTICLE XII

Business Combinations with Interested Stockholders

The Company shall be governed by Section 203 of the DGCL.

ARTICLE XIII

Indemnification

The Company shall indemnify each director and officer of the Company who may be indemnified, to the fullest extent permitted by Section 145 of the DGCL (“Section 145”), as it may be amended from time to time, in each and every situation where the Company is obligated to make such indemnification pursuant to Section 145.  In addition, the Company shall indemnify each of the Company's directors and officers in each and every situation where, under Section 145, the Company is not obligated, but is permitted or empowered, to make such indemnification.  The Company may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by such section.  The Company shall promptly make or cause to be made any determination which Section 145 requires.

ARTICLE XIV

Transactions with Interested Parties

No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (c) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

IN WITNESS HEREOF, the undersigned has hereunto set his hand on September 25, 2015.

GOLDLAND HOLDINGS CO.

By :/s/ Paul Parliament

    Paul Parliament, President

THE STATE OF FLORIDA

*

COUNTY OF BROWARD

*

The undersigned Notary Public in and for said State does hereby certify that on this 25th day of September, 2015, personally appeared before me Paul Parliament, the President of GOLDLAND HOLDINGS CO., a Delaware corporation, known to me to be the person who executed the foregoing instrument, who being by me first duly sworn, declared and acknowledged upon oath that he signed the foregoing instrument in the capacity stated, and as his act and deed or the act and deed of the corporation, and that the facts stated therein are true.

IN WITNESS WHEREOF, I have placed my hand and affixed my notary seal this 25th day of September, 2015.

Notary Public for the State of Florida

STAMP: BRENDA BUCKLEY

Commission # EE875026

Expires: March 30, 2017

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